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                                  EXHIBIT 16.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


May 21, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

     Re:     SpatiaLight, Inc.
             File No.: 0-19828

Dear Sir/Madam:

We have read Item 4 of the Form 8-K of SpatiaLight, Inc. dated May 21, 1999 and agree with the statements contained therein.

Very truly yours,

/s/ Deloitte & Touche LLP





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